Exhibit 10.23

Lease Agreement

Lessor (referred to as "Party A"): Shenyang Vanke Yongan Real Estate Co., Ltd.

Unified Social Credit Code:

Legal representative: Xiaojin

Mailing address:

Contact: Sun Yingnan

Email:

Contact number:

Lessee (referred to as “Party B”): Leaping Media Group Co., Ltd.

Legal representative: Wang Di

Address:

Contact: Zhang Xin

Email:

Fax number:

Contact number:

According to the relevant provisions of the "Contract Law of the People's Republic of China" and other laws and regulations, on the basis of equality, voluntariness, fairness and good faith, Party A and Party B shall conclude this contract on the basis of the lease of the house leased by Party B according to law on the basis of equality, voluntariness, fairness and good faith.

Definition

1-1 In this contract, the following terms are used except as otherwise explained by context or by law:

1-1-1“Commercial Plaza” means the building and its ancillary facilities located in No. 232, Changbai South Road, Heping District, Shenyang City, Liaoning Province, known as Rotterdam Vanke Living or using other names by Party A.

1-1-2“Leasing House” means the house mentioned in Sections 2-4 of this contract.

1-1-3 “Lease Area” means the leased area as stipulated in Clause 4-1 of this contract

1-1-4 “Lease Term” means the lease term stipulated in Clause 9-1 of this contract.

1-1-5 “Rental Year” refers to the period from the date of the charter date stipulated in this contract, and the day before the day of the next year is regarded as the period of the first day of the charter year. According to this type of calculation, until the lease term expires or the contract terminates early.

1-1-6 “Delivery Date” means the date of delivery as agreed in Clause 10-1 of this contract.

1-1-7 “Opening Day” means the date of commencement as agreed in Section 11-1 of this contract.

1-1-8 “Opening and rent-free period” refers to the period of rent-free operation as stipulated in paragraphs 9-5 of this contract.

1-1-9 “Rent” means the rent as stipulated in Clause 6-2 of this contract. The rent amount does not include property fees and other expenses.

1-1-10 “Lease Margin” means the amount of the deposit specified in Section 5-1 of this contract.

1-1-11 “Management Company” is a business or property management company designated by Nail Party or Party A to manage commercial plazas and rental houses.

1-1-12 “Property Fee” means the management fee for the leased house and the air-conditioning (if any) supply fee and other public facilities and equipment usage fees during the normal working hours of the public parts leased by Party B and the commercial plaza. The sum of the water and electricity charges in the common part of the commercial plaza.

1-1-13 “Energy consumption fee” refers to the sum of the actual occurrence of the rental house including but not limited to water, electricity, gas, communication, network and other similar energy consumption.

1-1-14 “Effective” refers to the average turnover per unit area as an indicator of the operating efficiency of rental housing, calculated as: rental housing turnover + leased area. Monthly parity refers to the average turnover per unit area of a rental house in each natural month.

1-1-15 "Yuan" refers to the unit of measurement of the legal currency of the People's Republic of China.

Basic conditions and uses of rental housing

2-1 Party A shall lease the leased house to Party B according to the conditions stipulated in the lease contract, and Party B shall pay Party A the rent according to the conditions stipulated in the lease contract and use the leased house.

2-2 Party B shall directly operate in the leased house in the name of Party B. Party B shall not use the leased house for other purposes than the purpose of use, except with the prior consent of Party A.

2-3 Party A is the legal owner of the Commercial Plaza.

2-4 Rental housing is the L311-313 shop in Commercial Plaza. For details of the location and floor plan, please refer to Attachment 1 of this contract.

2-5 The current status of rental housing is completed, and the state-owned land use right certificate, construction land planning permit, construction project planning permit, and construction project construction permit have been obtained.

2-6 The purpose of rental housing planning and ownership registration is commercial.

Tenant business and qualifications

3-1 Rental housing is used for the operation of the cinema industry (or business) and Yuezhong International Housing City brand (or firm). The specific business scope is theater and related. Party B guarantees that, prior to obtaining the written consent from Party A and from the government, it does not on its own change the industry (or business), brand (or trade name) and specific business scope of the business.

3-2 Party B shall provide the original/copy of the relevant documents in accordance with the requirements of Section 24-1 at the time of signing this contract. Party B shall handle all the approvals and permits required for the operation of Party B. Party A shall obtain such approval and permission from Party B. Provide the necessary assistance.

3-3 If Party B needs to establish a new company (or a legal person or other organization with independent civil entity qualifications) to operate in a leased house, Party B shall notify Party A in writing within 10 days after the contract becomes effective and complete the new one before the opening date. The establishment of a company (or a legal person or other organization with independent civil subject qualifications), a new company (or a legal person or other organization with independent civil subject qualifications) shall be established by a new company (or a legal person with independent civil entity qualifications, other The organization shall undertake Party B's rights and obligations under the lease contract and sign relevant legal documents with Party A, and Party B shall assume joint and several guarantees.

Party B promises that if a new company (or a legal person or other organization with independent civil entity qualifications) is required to operate in a leased house, a new company (or a legal person or other organization with independent civil entity qualifications) will be completed before the opening date. Otherwise, it shall be regarded as a fundamental breach of contract by Party B. Party A has the right to terminate this contract, and Party B shall be responsible for breach of contract in accordance with the provisions of paragraphs 26-7 of this contract.

3-4 Party B shall continue to operate normally within the lease term within the agreed scope of business, and may not interrupt or terminate the business without the written consent of Party A or the management company.

Lease area

4-1 The leased area is approximately 765 square meters based on the leased area of the leased house.

4-2 Party B shall pay Party A the rent, the lease deposit and the various fees calculated according to the leased area according to the leased area.

Lease deposit

5-1 Rental deposit is ¥102384. It consists of the following two parts: (1) Performance bond ¥ 55846; (2) Property fee deposit ¥ 46,538.

5-2 Party B shall pay Party A the rental guarantee deposit within the day after the signing of the lease contract.

5-3 The lease deposit is not the rent or property fee prepaid by Party B, nor the decoration deposit specified in the decoration manual. The lease deposit is only a guarantee for Party B to abide by the lease contract. Party A has the right to directly deduct the rent, property fees or other expenses owed by Party B, the default/compensation that Party B should bear, and the compensation that Party A shall bear on behalf of Party B. Party B shall complete the difference of the lease deposit within 7 days after the deduction of Party A.

5-4 Except as otherwise provided by laws and regulations or otherwise stipulated in this contract, after the lease expires or prematurely terminated, Party B shall complete the following obligations, and Party A shall refund the lease deposit to Party B within 30 working days without interest.

Party B has paid all the payables, including but not limited to rental housing rent, property fees, goods and services quality guarantee, energy consumption, housing occupancy fees, various types of liquidated damages, damages.

Party B has returned the leased house as agreed in this contract.

If Party B uses the leased house as the industrial and commercial registration place, Party B has completed the registration or change of the registration place, so that the leased house can be re-applied as the industrial and commercial registration place for the new tenant.

If Party B has gone through the procedures for transferring or opening accounts for water, electricity, gas, communications, network, etc. of the leased house, Party B has completed the corresponding transfer or account cancellation procedures according to Party A's requirements.

5-5 When returning the lease deposit, Party B shall submit a written application to Party A and provide bank account number to Party A; the account number provided shall be the account number in Mainland China, and the account name shall be the same as the name of Party B; in the event of Party B’s chance of corporate name, merger separation, dissolution, or liquidation, relevant supporting documents shall be provided.

Rent

The parties agree that Party B shall pay the rent to Party A by using the following [6-3] rent standard and rent payment method:

6-3 Fixed rent plus commission rental payment method:

The rent of 6-3-1 is based on Party B's guaranteed rent and natural monthly tax-included net box office income. The fixed monthly rent is calculated as follows: (daily rent standard X lease area X365) / 12 (rounded off, retaining the whole number), the specific monthly rent payment standard is as follows:

Lease year office income is the basis)	Lease Term	Rent Standard (yuan/day/m2)	Guaranteed Monthly Rent (Yuan)	The charge rate is (Party B's net box Guaranteed bottom + commission rent)
1-3 years	2019. 6. 29-2022.6.28	1.2	27923

For each lease year, according to Party B's net box office income of less than 3 million yuan (3 million yuan), 8% deduction point rent:

Party B's net box office income in the lease year reached more than 3 million yuan, less than 4 million yuan (including 4 million yuan), and 10% deduction point rent; Party B's net box office income in the lease year reached more than 4 million yuan, less than 5 million yuan (including 500 million yuan) charge 1% deduction. Point rent: Party B's net box office income in the lease year reached more than 5 million yuan, less than 6 million yuan (including 6 million yuan). Received 16% deduction point rent Party B in the lease year net box office income Achieve more than 6 million yuan, less than 7 million yuan (including 7 million yuan), charge 17% of the rent

4-6 years	2022. 6. 29-2025.6.28	1.3	30249
7-8 years	2025.6.29-2027.6.28	1.4	32576
7-8 years 9-10 years	2027. 6. 29-2029. 6. 28	1.5	34903

6-2 According to the fixed rent standard, Party B shall pay the lease term in each calendar month. The first rent of Party B shall be 58752 yuan, which shall be paid within 5 working days after the contract is signed and the shop is delivered. Party B shall then The fixed rent portion of the next period will be delivered to the designated account of Party A on the 25th of the month prior to each payment lease (if the national statutory holiday, the payment period is correspondingly advanced to 4:00pm on the last working day before the holiday).

6-3 The rent of the house under this contract does not include property fees, energy consumption expenses (including but not limited to communication fees, electricity charges, water charges, gas charges, network charges, etc.) and other expenses incurred by Party B due to business activities.

6-4 Party B's payment to Party A under this contract shall be transferred by wire transfer to the following account or by other means specified by Party A in writing at that time.

Party A's designated rent and performance bond payment bank account information is:

Account Name:

Bank:

Account number:

Party A's designated property fees, property fee deposits and other related fees to pay bank account information is:

Account Name:

Bank:

Account number:

During the lease period, if the above bank account information is changed, Party A shall notify Party B in writing 15 working days in advance. After receiving the notice from Party A, Party B shall pay the relevant expenses stipulated in this contract to the account after Party A's change, otherwise Party B shall bear the relevant liabilities arising therefrom.

6-5 Party A shall issue a valid invoice to Party B after receiving the rent.

6-6 Except for legal reasons and with the written consent of Party A, Party B shall not offset or deduct the rent payable by Party B.

6-7 If the opening time is adjusted, the actual opening time shall prevail, and the rent-free period and the rent-taking period shall be postponed in turn.

Property costs

7-1 The property management of the leased house shall be the responsibility of the management company entrusted by Party A/Party A. Party B shall sign the “Property Management Service Agreement” and other relevant property management documents with the management company at the same time as signing this contract, and strictly abide by the Agreements and documents. The property fee shall be paid by Party B directly to Party A.

7-2 Property Fee is the costs of environmental sanitation and order in the relevant areas of the management area for the maintenance of the common parts of the commercial plaza and the maintenance, operation, and management of the common parts of the commercial plaza, as well as the costs of water, electricity, air-conditioning (if any) and other expenses of the public area itself and other fees that should be included in the property management service cost or property management service expenses according to the regulations, and the property fees are managed by the management company.

7-3 Party B shall bear the rental property fee from the date of commencement of business. The property fee is calculated based on the leased area of the leased house of 765 square meters, and the charge is 1 yuan/day/square meter.

7-4 The property fee of the rented house will remain unchanged within 10 years of rent (ie from June 29, 2019 to June 28, 2029, if the adjustment is adjusted accordingly), starting from the first rental year. The property fee is increased on the basis of the previous renting year. The specific amount is as follows:

Lease year Lease Term Property Fee Standard (yuan/day/m2) Monthly Property Fee (yuan)	Lease Term	Property Fee Standard (yuan/day/m2)	Monthly Property Fee (yuan)
1-3years	2019. 6. 29-2022. 6. 28	1	23269
4-6years	2022. 6. 29-2025. 6. 28	1	23269
7-8years	2025. 6. 29-2027. 6. 28	1	23269
9-10years	2027. 6.29-2029. 6. 28	1	23269

Party A has the right to calculate and re-determine the property fee collection standard according to the standards determined by the relevant departments and to notify Party B in writing 15 days in advance, and Party B shall cooperate with the payment.

7-5 Payment method of property fee: One payment cycle includes 2 calendar months. Party B's first-phase property fee of 48,860 yuan shall be paid within 5 working days after the contract is signed and the shop is delivered. Party B shall then be on the 25th of the month before each payment cycle (if it coincides with the national statutory holidays, the payment period shall be corresponding The property fee will be paid in advance to the next 24 days before the holiday.

7-6 Except for legally valid reasons and with the written consent of Party A, Party B shall not offset or deduct the property fees payable by Party B.

7-7 If the opening time is adjusted, the actual opening time will prevail, and the property fee billing date will be postponed.

Lease term and rent-free decoration period

8-1 The lease term is calculated from the date of delivery of the house and includes the following two parts:

The period from the date of delivery of the leased house to the date of opening of Party B;

The renting period of 10 years from the date of commencement (ie June 29, 2019 to June 28, 2029).

8-2 Party B enjoys the rent-free decoration period before the opening of the business, that is, the date of delivery of the leased house to the opening date of Party B. During the rent-free renovation period, Party B is not required to pay rent and property fees, but should bear the cost of renovation management (including garbage clearance) and energy costs incurred in renting houses. After the opening of the lease, the rent-free period is not required by Party B during the rent-free period, but it should bear the cost of the property fee, decoration management fee (including garbage clearance) and the energy cost incurred in renting the house, and should abide by the lease contract. Under the obligations,

8-3 Party B shall complete the renovation within the lease-free decoration period and pass the acceptance inspection of Party A and the government department, and have legal opening conditions. If Party B fails to handle the handover of the leased house on the delivery date notified by Party A, Party B shall notify Party A in writing and agree in writing by Party A. Otherwise, the leased house shall be deemed to have been delivered on the same day, and the calculation period of the decoration management fee shall remain unchanged.

8-4 During the period of rent-free decoration, no matter whether Party B completes the renovation or not, whether Party B starts to operate or not, the period of rent-free decoration period will not be adjusted, and the payment standard will not be adjusted during the period. Party B shall abide by all the agreements of the lease contract and be on time. Pay the relevant fees.

8-5 The rent-free decoration period shall be applied on the basis of Party B's full performance of the lease contract. If the lease contract is terminated in advance due to Party B's default, Party B shall make up the rent and property fee during the lease-free decoration period to Party A when the lease contract is terminated. The calculation method is as follows: Party B should make up the rent-free decoration period rent and property fee = (total lease deposit / 2 / 30 days) X the actual number of days without rent decoration.

Delivery

9-1 Party B clearly understands that Party A rents a leased house on the premise of Party B's opening on time, and Party A promises to go to the commercial square to handle the leased house according to the delivery date notified by Party A, in the case of Party A's written notice of Party B's specific delivery time 30 days in advance. Acceptance and handover procedures, and sign the "Consultation Handover Confirmation". The delivery conditions for rental housing at that time shall be as shown in Annex II. Party B shall begin the decoration and renovation works after completing all construction procedures in accordance with Party A's regulations.

9-2 If Party B receives the delivery notice from Party A, the leased house still does not meet the delivery standard mentioned in Annex II, but does not affect Party B's approach to the start of the decoration and renovation project, it is deemed that the leased house meets the relevant delivery standards. Party A shall continue to repair and improve the above-mentioned defects after Party B enters the market.

9-3 If the leased house fails to meet the agreed delivery standard and Party B fails to sign the “Confirmation of Delivery of Shops” after the acceptance or acceptance of the leased house on the delivery date notified by Party A, the delivery date of the above-mentioned Party A’s notice shall be The delivery date and rental date of the rental house under this contract.

9-4 If Party B fails to complete the handover formalities and commences renovation according to the delivery date stipulated in the 10T of this contract, Party B shall, according to the standard of 5 times daily rent (the daily rent is calculated according to the fixed daily rent standard) Party A shall pay liquidated damages. Party B shall not terminate the contract within 30 days after the delivery of the leased house or deemed to be delivered. Party A shall unilaterally terminate the contract, recover the leased house and investigate Party B's breach of contract in accordance with this contract.

9-5 At the same time as the delivery of the leased house, Party A shall provide Party B with the decoration management documents such as the decoration manual, and Party B shall sign for confirmation.

Opening

10-1 Party B shall officially open for business on June 29, 2019 and begin to calculate the rent. If there is any adjustment, Party A shall prevail in written notice. If Party A informs Party B to adjust the opening date 30 days or more in advance, it shall not be considered as breach of contract and shall not be liable. Party B shall not open the business in advance, but with the consent of Party A, the actual opening date shall be the starting date of the lease.If Party B fails to open the business due to overdue reasons or fails to open the business according to Party A's notice, it will not affect the normal calculation of the rent of the leased house, and every 1 day delay, Party B shall pay Party A a refund of 5% according to the total amount of the lease deposit. Liquidated damages.

10-2 Party B shall complete the decoration of the leased house before the official opening of the business, obtain the fire and other acceptance documents, and shall be subject to Party A's acceptance and approval.

10-3 Party B shall obtain all the approvals, permits and conditions required for the opening of business, and Party A shall provide necessary assistance. If Party B is unable to obtain the relevant licenses due to Party B's own reasons, Party B shall, in addition to the contractual agreement, assume the breach of contract, and also need to Take responsibility for the other responsibilities arising therefrom.

10-4 Business Plaza is open from January 1st to December 31st every year, from 10:00 am to 21:30 pm, national holidays and weekends can be extended to 22:00 on weekends. Party A has the right to notify Party B in advance to adjust the business hours of the commercial square as a whole and the rental house, but not less than 11 hours per day. After the leased house is opened for operation, Party B shall strictly abide by the above business hours. Party B shall not open the store, close the business or extend the business hours without any reason. If there are special reasons, it shall submit a written application to Party A or the management company three working days in advance, and obtain written consent before temporarily closing the store, closing the business or extending the business hours.

House renovation

11-1 Party B shall strictly abide by the lease contract, the decoration management regulations formulated/modified by Party A from time to time, and other reasonable requirements that Party A or the management company may provide during the renovation period.

11-2 If Party B's decoration project needs to obtain the approval of the relevant government department, Party B shall complete the relevant approval procedures and bear the relevant expenses.

11-3 Party B shall, within 10 days from the date of receipt of written notice from Party A for the delivery of the leased house (Party B shall fully consider and reserve the time required for the government to approve the firefighting and other government approvals) and provide its decoration design documents for the leased house ( The decoration design documents referred to in this contract refer to the documents provided by Party B in accordance with the requirements of Annex III to Party A regarding the decoration drawings and other documents, and the fire safety approval documents (or acceptance documents) and the engineering installation of all risks for Party A’s review, and After obtaining the approval of Party A, the renovation of the leased house can begin. After the above decoration design has been approved by Party A, Party B may not change it without the written consent of Party A.

11-4 Party B's decoration works should be entrusted to units with corresponding qualifications. If Party B needs to carry out structural transformation, or lease air conditioning in the house, fire system modification, or implement other projects that may affect the overall electromechanical system of the commercial square, Party A has the right to request Party B to hire the construction unit designated by Party A, and Party B shall bear the corresponding cost.

11-5 Party B shall read the “Renovation Manual” and sign the “Renovation Manual Confirmation” before entering the renovation. Party B shall carry out the decoration of the leased house in accordance with the provisions of the “Renovation Manual”.

11-6 Party B shall pay to Party A the decoration management fee, temporary water and electricity fee, fire prevention and drainage fee (if any) and decoration deposit for the decoration of the site.

11-7 Before the start of the renovation, Party B shall make the slabs and post advertisements on the periphery of the leased houses. Party A shall have the right to stipulate the specifications of the hulls and adjust the contents of the advertisement screens. Party B shall be responsible for the production and installation, and shall bear legal responsibilities for the legality of the advertisement contents. 11-8 During the renovation period, Party A has the right to manage Party B's decoration activities, including the management of Party B's construction personnel's access, material transportation, construction time, construction safety, etc., to avoid Party B's decoration behavior to Party A or other Tenants have an impact. At the same time, Party A has the right to check the progress and effect of the house renovation from time to time. Once Party B's decoration is found to be inconsistent with the agreement or Party A's requirements, Party B may request Party B to immediately rectify (including but not limited to restitution, repair, dismantling, alteration, compensation for losses). And bear the relevant costs. The two parties jointly confirmed that the responsibility of Party B shall not be alleviated or waived by Party A's consent to Party B's decoration plan and construction drawings.

Mortgage and transfer

12-1 At the time of signing this contract, the leased house and the land use rights within the scope of the land are not mortgaged.

12-2 During the lease period, Party A has the right to mortgage the leased house.

12-3 During the lease period of , Party A has the right to transfer the leased house completely and autonomously, but Party A shall notify Party B in writing 15 days in advance. If Party A transfers the leased house separately, Party B shall have the right of first refusal under the same conditions.

12-4 If one of the following circumstances is deemed, Party B shall be deemed to have the right of first refusal to give up the leased house:Party B did not expressly express the purchase within 5 days after receiving the notice from Party A;Party A will sell the house and its commercial plaza (or other houses in its area) as a whole or in package;Party B cannot meet the purchase conditions set by Party A;

When Party A transfers the leased house, Party B may have a breach of contract that may result in the termination of this contract.

12-5 After the transfer of the leased house, Party A shall notify Party B that the leased house has been transferred to the transferee within 10 days after the transfer contract becomes effective. Party B agrees that the transferee and Party B shall continue to perform the rights and obligations of this contract from the effective date of the transfer contract.

Sublease and renewal

13-1 During the lease period, Party B shall not have any of the following acts without the prior written consent of Party A: subletting or abandoning a rental house or any part thereof, or using any means, such as borrowing, sharing, joint venture, contracting business to another person, for any third party to use or possess a leased house or any part thereof; Transfer any of its rights under this contract to any third party, or set a guarantee under the rights under this contract;exchange rental houses with other people's rented houses.

13-2 The following acts or circumstances will be regarded as Party B's subletting behavior:

If Party B is an individual industrial and commercial household, Party B dies: If Party B is a sole proprietorship enterprise or a one-person limited liability company, Party B's funder dies; if Party B is a partnership, the partner changes or scatters; or other legal succession occurs. , causing a change in the user of the rental house; If Party B is a limited liability company (except one-person limited liability company) or a company limited by shares, Party B shall be acquired, merged, reorganized and liquidated; Party B authorizes its entrusted agent to share, occupy or actually use part or all of the leased house; Party B changed its name without issuing legal certification documents to Party A;

Party B has not obtained the written consent of Party A to change the industry, product type, brand name and trade name of the leased house.

Return of the house

14-1 Party B shall return the leased house to Party A on the day after the expiration of the lease term or the date on which the contract is terminated earlier.

14-2 Except for the decoration, decoration and/or installation and renovation of facilities and equipment that Party A has agreed in writing to confirm, Party B shall restore the leased houses, facilities and equipment to their original condition, in good condition, neat and rentable (except for natural wear and tear) Returning to Party A, otherwise, whether Party B obtains the consent of Party A when decorating, decorating, and/or installing or renovating the facilities, it is deemed that Party B will abandon the decoration, decoration, installation and renovation facilities in the leased house. Ownership of the equipment and the right to compensate or compensate Party A or the management company for the expenses incurred in decorating, decorating and/or installing and renovating the facilities and equipment. Party A or the management company has the right to decorate the inside and outside of the leased house in any way that is in their own interest, including but not limited to continue to retain use, dismantling, discarding, discounting, selling, etc. Party A is in order to make rental housing and facilities, equipment eligible for return The expenses incurred shall be borne by Party B.

14-3 When returning a rental house, all the following conditions should also be met: Party B has paid all the payables, including but not limited to rent, property fees, energy consumption, housing occupancy fees, various types of liquidated damages, damages (if any), etc.: If Party B uses the leased house as the industrial and commercial registration place, Party B promises to complete the registration change or cancellation procedure within 10 working days after the return of the leased house, so that the leased house can be re-used as the industrial and commercial registration place for the new tenant;

If Party B has gone through the procedures for opening an account or transferring accounts for water, electricity, gas, communications, internet, etc. of the leased house, Party B has completed the corresponding transfer or cancellation procedures; The withdrawal and refund of the prepaid card issued by Party B for the leased house or other leased houses have been completed, and the after-sales service issues such as complaints have been resolved; Party B has solved the other business operations of the leased house; Party B has returned all keys to the leased house to Party A and signed a written transfer order.

14-4 When Party B returns the leased house, if Party A finds that the leased house and/or the decoration and equipment listed in the annex to this contract are damaged or lost (except for natural loss), Party A has the right to request Party B to repair or compensate, the relevant expenses Party A has the right to deduct directly from the rental deposit. If the lease deposit is insufficient to cover Party A’s losses, Party A has the right to request Party B to make up the difference.

14-5 If Party B overdue the return of the leased house, Party B shall pay Party A a house occupancy fee equivalent to twice the rent of the lease term or the contract termination date, and shall bear the energy consumption fee stipulated in this contract. . If Party B causes other losses to Party A due to Party B's failure to move out of the leased house within the time limit, Party B shall also be liable for compensation. Party A shall clean up the rental house in accordance with this contract.

Confidentiality

15-1 Except for the information that should be disclosed in laws and regulations, no party may, in any form, arbitrarily, without the written permission of the other party, until the third party can obtain relevant information from legal public channels within the validity period of the contract and after the termination of the contract. The third party shall provide or disclose the contents of this contract and related agreements, attachments and correspondences related to this contract, and shall not provide or disclose to any third party in any form the business and business interests of the other party that are known during the negotiation and performance of this contract. And other information of a confidential nature. Except for the advertising provided by both parties in accordance with this contract.

15-2 Notwithstanding the above provisions, either party may disclose the contents of this contract and related agreements, attachments and correspondences related to this contract to its employees, consultants, lawyers, accountants and contractors who are responsible for such disclosures. , the lender and the mortgagee or buyer of the rental house, but should ensure that such persons or institutions keep the relevant content confidential. Party B may also submit this contract to the relevant government department to handle the required government license and license.

Signboard and wide position

16-1 Party A has the right to set up advertising space in the public parts of the commercial plaza and obtain income, but these advertising spaces shall not affect Party B's normal business activities. Unless otherwise agreed by the parties, when Party B uses these advertising spaces, Party B shall pay the use fee to Party A or the management company.

16-2 Party B shall set up outdoor signboards and advertising spaces to comply with the approval requirements of relevant government departments.

16-3 If Party B uses the commercial square advertising space to set up outdoor advertising, the advertising plan (including the advertising location, size, material, and effect) must be approved by Party A or the management company and approved by the relevant government departments before installation. If the design, production, installation and advertisement of the advertisement involve registration/approval, Party B shall be responsible for and bear the expenses. Party B shall bear the relevant legal responsibilities for the personal or property damage caused by the vast content or advertising content set by Party B. The electricity and other expenses during the use of the 16-4 advertising space shall be borne by Party B. Party A shall provide Party B with a reasonable measure of electricity charges and calculation.If Party B uses the light box advertisement, Party B shall sign a wide-ranging agreement with Party A or the management company.

Management rules

17-1 Party B's business operations or all other acts, activities and events carried out in the leased premises shall comply with, obey and comply with the rules and regulations formulated, revised and notified by Party A and/or the management company from time to time, and agree to the provisions of these regulations. Part of this contract (if the foregoing rules and regulations are inconsistent with this contract, the contract shall prevail).

17-2 Party A or the management company has the right to enter the rental house for maintenance, maintenance or other matters related to the rental of the house, and may take all reasonable measures. Party A shall minimize the impact on Party B. Party B shall not refuse or delay the payment of rent and other related expenses to Party A under the dispute or event under the Property Management Service Agreement.

17-3 The use and charging standards for parking spaces (including motor vehicles and non-motor vehicles) in commercial plazas shall be implemented in accordance with the relevant regulations of Party A or the management company.

Lessor's rights

18-1 Party A has the right to formulate and revise various management regulations from time to time according to the actual conditions of the commercial plaza. These management regulations shall come into effect when Party A informs Party B in writing.

18-2 Party A has the right to conduct property management work on the Commercial Plaza or any part of it by itself or by entrusting the management company.

Party A3 has the right to change the overall structure, layout and arrangement of the public area of the Commercial Plaza after prior written notice, but Party A undertakes that such changes will not affect the normal operation of Party B.

18-4 Party A has the right to temporarily close the commercial plaza and public facilities or other parts (including but not limited to portals, walkways, windows, electric assembly, cables and wires, water pipes, etc.) due to reasonable changes and repairs. Gas pipelines, elevators, escalators, fire protection systems, security facilities, air conditioning facilities, etc.).

18-5 Before Party A and Party B have signed a renewal contract for the leased house, Party A has the right to lead the prospective customer to visit the leased house after giving Party B a notice one day in advance within the last 6 months of the lease term of the contract. .

18-6 Party A has the right to use the atrium, roof, exterior wall, garage, ground plaza and accessories of the commercial plaza and obtain the proceeds. Unless otherwise agreed by the parties, Party B shall pay the usage fee to Party A if it needs to use it.

18-7 Unless the rental house has major quality problems and endangers safety, Party A shall not be responsible for the security and custody of the rental house or the person and property therein, and Party B shall purchase the corresponding insurance. The security personnel, management personnel, mechanical and electronic anti-theft systems of any nature (if any) provided by Party A or the management company are fundamental and shocking security measures, and are not sufficient to prevent all external infringements and crimes. Party A or management The company's security actions do not constitute Party A's responsibility for the security of the rental house or its personal and property.

Lessor’s liability for breach of contract

19-1 If there is a defect in the delivery of the leased house, Party A shall promptly repair it; if Party B is unable to actually use the leased house during the repair period, both parties may negotiate to appropriately adjust the rent during the repair period.

19-2 Party A shall be responsible for compensation for Party A's failure to inform Party B that the leased house has been mortgaged or the transfer of property rights has been restricted before the lease.

19-3 During the lease period, Party A shall not perform the maintenance and maintenance responsibilities as stipulated in this contract in time, causing damage to the house and causing property damage or personal injury of Party B. Party A shall be liable for compensation, but Party B shall pay the rent normally and other Party B shall The fee that should be paid in this contract.

19-4 During the lease period, if Party A cancels this contract without authorization, and Party A recovers the leased house in advance, Party A shall pay Party B a penalty for the double rent of the first year.

Lessee’s liability for breach of contract

20-1 If Party B fails to pay or insufficiently pays rents, property fees, lease deposits, goods and services quality guarantees, energy consumption fees, various types of liquidated damages, damages, etc., each time overdue, Liquidated damages should be paid on the basis of overdue payments.

20-2 If Party B causes losses to Party A in violation of the confidentiality obligations stipulated in this contract, Party B shall compensate.

If Party B fails to obtain the written consent of Party A or exceeds the scope and requirements of Party A's written consent, Party A may request Party B to revert to the original condition. If Party A does not immediately recover after Party A's oral or written notice, each time is overdue. On the 1st, Party A shall pay Party A the liquidated damages at the 1% of the rent for the first year of renting. If the liquidated damages are insufficient to pay the losses of Party A, Party B shall also be responsible for compensation.

20-4 Party B shall compensate for any personal or property damage caused by any reason, including but not limited to any repair, compensation and the third party’s claim or claim to Party A Any money that causes Party A to pay, and all expenses and expenses incurred by Party A for claiming Party B (including but not limited to lawyer fees, litigation costs, etc.)

20-5 Except as otherwise stipulated in this contract, Party B has the right to terminate this contract if one of the following circumstances occurs:

20-5-1 Party B failed to obtain the licenses, qualifications, licenses required for business operation within the time specified in the contract, or the licenses, qualifications and licenses were recovered, revoked or revoked by the relevant competent authorities, or any information provided by Party B was false. ;

20-5-2 Party B's operating brand, trademark or trade name authorization expires, or is revoked or terminated;

20-5-3 Party B has not obtained the written consent of Party A to change the use of the house or change the industry, product type, brand name, trade name, etc., or violate the business restriction requirements that Party A has notified;

20-5-4 Party B has not completed the delivery procedures for the leased house within 30 days from the delivery date determined by the delivery notice, or Party B has not completed the renovation on the extension date of the agreed decoration date;

20-5-5 Without the written consent of Party A, Party B has not commenced business on the business day as stipulated in Clause 11T of the contract, or Party B has not been in normal business for more than 3 consecutive days during the lease term, or accumulated over 10 days:

20-5-6 If Party B’s property in the leased house is occupied, seized or enforced by the creditor, or the leased house is sealed up due to Party B’s reasons:

20-5-7 Party B is forced or voluntarily entered into the liquidation process (except for the purpose of reorganization or merger);

20-5-8 Party B sells counterfeit and shoddy goods and prohibited items in the rental house;

20-5-9 If Party B uses the leased house for any illegal purpose, or Party B engages in unethical or illegal activities in the leased house, or Party B is subject to administrative punishment for its business conduct and causes significant losses to Party A;

20-5-10 Party A is subject to any third party complaint or claim for the goods or services provided by Party B in the rental house;

20-5-11 Party B's dispute with any third party affects the normal office and business order of Party A, the management company or other users of the commercial plaza;

20-5-12 Party B was adversely affected by the exposure of the relevant media, publications or the goodwill and reputation of Party A due to improper business practices;

20-5-13 Party B infringes on the goodwill and reputation of Party A and Party A's affiliated companies and affiliated companies in the event of misconduct (including but not limited to hanging banners, posting words, etc.); or Party B publicly denigrates the environmental protection concept advocated by Party A. Or Party B publicly releases the false information of Party A and Party A's group:

20-5-14 Party B's image layout does not meet Party A's requirements or fails to meet the conditions described by Party B to provide information to Party A, or Party B has/may may bring other adverse effects to Party A, and the foregoing situation is informed by Party A. Party B did not eliminate within 5 days:

26-5-15 Party B's own sanitary conditions, sewage discharge, noise and other pollution conditions have/may affect the use of adjacent tenants, and have not been rectified within the time limit requested by Party A.

20-5-16 Party B has not used the leased house in accordance with the various management regulations formulated or modified by Party A and/or the management company from time to time, and has not been rectified within the time limit required by Party A or the management company;

20-5-17 Party B has not fulfilled the maintenance and repair obligations stipulated in this contract;

20-5-18 Party B changes the main structure, load-bearing structure or Party B's decoration behavior of the leased house without authorization, the main structure of the leased house, the load-bearing structure, and water, electricity, gas, network, communication, air-conditioning, sprinkler system, If the electrical equipment and pipelines are damaged or Party B violates this contract, the leased houses shall be renovated and renovated, and they shall not be rectified within the time limit required by Party A or the management company;

20-5-19 Party B violates the provisions of Articles 21 and 24 of this contract and has not corrected within the time limit required by Party A;

20-5-20 Party B subleases the leased house without authorization, transfers the leasehold right of the leased house or exchanges the rented houses with others;

20-5-21 Party B will not pay or insufficiently pay the house rent, property fee, lease deposit, goods and services quality deposit, energy expenses, various types of liquidated damages, damages and other payables to the day, or The outstanding payment has accumulated to 30% of the total lease security;

20-5-22 Party B has violated other breaches of this contract and has not corrected it within the time limit requested by Party A.

20-5-23 Other circumstances in which other laws and regulations permit Party A to terminate the contract, or other circumstances agreed by Party A in this contract.

20-6 When Party A exercises the right to terminate according to the contract, this contract shall be terminated from the date on which Party B receives the notice of cancellation.

20-7 Party A shall terminate this contract in accordance with this contract, or Party B shall not refund the rent, property fee, lease deposit and other expenses paid by Party B in advance without prior agreement between Party B and Party B. Party A shall pay Party A the liquidated damages according to the following criteria: If the remaining lease term is less than 3 months, the liquidated damages shall be 3 times of the rented annual rent; if the remaining lease term is 3 months to 1 year, the liquidated damages shall be final The rent for a rent is 4 times of the annual rent; if the remaining lease period is greater than 1 year, the liquidated damage is 5 times the rent of the last rent. If Party A's actual loss is higher than the liquidated damages, Party B shall compensate Party A for all actual losses.

20-8 The actual losses suffered by Party A include, but are not limited to, rent loss, rent difference loss, agency fee, advertising fee, decoration and decoration demolition fee, retention fee and handling fee for retained articles, property fee, court litigation fee, arbitration fee, Lawyer fees, etc. If the actual loss exceeds the liquidated damages, Party B shall compensate according to the actual losses.

20-9 When Party B appears in the circumstances mentioned in paragraphs 20-5 of this contract, Party A and/or the management company may also unilaterally take measures such as water stoppage and power outage, in addition to the technical contract to assume liability for breach of contract. The exercise of these rights does not affect Party A's right to collect any payables or house use fees from Party B during this period. Party A shall not be liable for any loss suffered by Party B.

Special termination of the contract

21-1 Party A and Party B agree that during the lease term, if one of the following circumstances occurs, the contract is terminated and the parties are not responsible for each other:

The land use right within the scope of the leased house is recovered in advance according to law:

Leased houses are expropriated according to law in the public interest;

Leased houses are listed in the scope of house demolition permit due to urban construction needs;

Not because of Party A’s fault, the leased house was damaged, lost or identified as a dangerous house;

Party A has informed Party B that the lease has been set up before the lease, and is now disposed of; other non-Party reasons may cause Party A to continue to perform this contract.

21-2 If the lease contract is terminated early, Party A has the right to terminate other corresponding supporting contracts and services.

Abandonment of rights, partial effective and non-exclusive remedies

22-1 In the case of Party B's breach of contract and Party A accepts rent or other payments, Party A shall not be deemed to have waived Party B's right to breach Party B's liability for breach of contract. If the rent or other payment delivered by Party B is less than the amount stipulated in this contract or Party A accepts the amount of rent or other amount that is insufficient, Party A shall not be deemed to Party A agree to pay less rent or other money, nor affect Party A's recovery of rent arrears. The right to arrears and other rights under this contract and law. In addition, the failure or delay of Party A and Party B to exercise any of the rights under this contract will not mean a waiver of such rights. The waiver of any rights of both parties is subject to the written express agreement signed by both parties.

22-2 If any provision of this contract becomes invalid or illegal in any respect, it shall not affect the legal validity of other provisions of this contract.

22-3 The rights and remedies of Party A and Party B as stipulated in this contract shall not exclude or replace the rights and remedies of the parties in accordance with the law. When one party breaches the contract, the other party may exercise or take all the rights and remedies required under this contract or law until the loss is adequately compensated.

Notice, delivery

23-1 The notices in this contract shall be in written form and delivered by postal express mail, if the recipient refuses to sign the special

Express delivery, the mailing address is within the territory of the People's Republic of China (except Hong Kong, Macao and Taiwan), and is deemed to be served on the third day from the date of the express delivery (including the day); The address of the service is outside the territory of the People's Republic of China (including Hong Kong, Macao and Taiwan) and is deemed to have been served on the sixth day from the date of issue of the Express Mail (including the day). The addresses of both parties A and B shall be based on the mailing address stated in this contract. If the name/name or address of a party to the contract changes, the other party shall be notified within five days of the date of the change. If you do not notify or delay the notice, you will be responsible for all losses and other legal liabilities.

23-2 A notice sent by both parties to the other party in accordance with the address stated in this contract, whether signed for the other party or signed by a third party, is considered to be delivered to the other party with certainty.

23-3 In addition to the notice in accordance with the provisions of paragraph 29-1 of this contract, Party A and Party B also agree to give Party B a notice after Party B receives the leased house under this contract, if the notice states that Party B is the recipient. Being placed or posted in a rental house will be considered to have been sent to Party B in a very certain manner. In this case, the notice of the reservation will be deemed to have been received the following day after the retention date.

Applicable law and dispute resolution

24-1 This contract applies to the laws of the People's Republic of China (excluding Hong Kong and Macao laws).

24-2 In the course of the performance of this contract, if there is a dispute between the two parties, it shall be settled through friendly negotiation. If the negotiation fails, both parties agree to submit it to the people's court where the leased house is located to resolve the case through litigation.

Other

25-1 After the contract comes into effect, it will replace any oral or written expressions (including but not limited to advertising, investment personnel statements, explanations, commitments) between the parties and the parties regarding the lease related matters of the leased houses. , guarantees, memoranda, intention documents, etc.), the rights and obligations related to the leased houses between Party A and Party B shall be subject to the contents of this contract.

25-2 If the house is damaged due to force majeure or government planning, or Party B loses, or the public facilities are suspended, the two parties shall not be responsible for each other.

25-3 Party A and Party B shall each bear the legal fees, expenses and all related expenses incurred in the process of negotiating, preparing, signing and completing this contract.

25-4 The title in this contract is for convenience only and has no effect in interpreting this contract. All the terms of this contract shall be uniformly determined by Party A and Party B after full negotiation. If any clause has a vague meaning, the interpretation of such clause shall be conducted in accordance with the principle of fairness and reasonableness, and shall not be in accordance with the party that is not conducive to the format clause. Explain the principle or angle.

25-5 Party A and Party B hereby confirm that all the amounts payable by Party B to Party A under this contract are in accordance with the currently valid laws, regulations, rules and policies (referred to as “relevant regulations”), and shall be considered by Party A. The taxes and fees are determined by consensus. If the above-mentioned relevant provisions of Party A change during the validity period of this contract, Party A's tax rate for the payment of the amount payable by Party B shall change or be changed to a new tax (if the business tax is changed to VAT), then From the effective date of the relevant regulations, the affected payables shall be adjusted according to the new tax rate or the tax rate of the new tax (the formula is shown later), and Party B shall pay the difference between the balance before and after the adjustment to Party A. At the same time, relevant information should be provided according to the requirements of the local tax authorities. Otherwise, Party A has the right not to issue invoices or to deduct the corresponding taxes directly from Party B's deposit.

Adjusted payables = pre-adjustment payables X (1+ new tax rate or new tax rate)

25-6 The matters not covered in this contract may be supplemented by the agreement between Party A and Party B. The supplemental terms and attachments to this contract are an integral part of this contract.

25-7 Termination of any or part of the terms of this contract for any reason will not be tantamount to the termination of this contract; this contract will not be terminated until both parties A and B have fulfilled their obligations under this contract.

25-8 Both Party A and Party B are aware of their respective rights and obligations when signing this contract, and are willing to strictly enforce them in accordance with the provisions of this contract.

25-9 This contract shall become effective on the date of signature and seal of both Party A and Party B.

25-10 Party A shall hold 2 copies and Party B shall hold 2 copies, all of which have the same legal effec

Party A: Shenyang Vanke Yongan Real Estate Co., Ltd.
By:	/s/Xiao Jin
Date: May 13, 2019

Party B: Leaping Media Group Co., Ltd.
By:	/s/ Wang Di
Date: May 13, 2019